EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We  hereby  consent  to  the  incorporation  by  reference  in this Registration
Statement on Form S-3 of our reports dated February 4, 2003 relating to the consolidated financial statements and financial statement schedule, which appear in the Annual Report on Form 10-K of Pegasus Solutions, Inc. for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/  PricewaterhouseCoopers  LLP
Dallas,  Texas
November 6 ,  2003